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                                                                    Exhibit 3.18


                                    BY-LAWS

                                      of

                    Cherry Semiconductor International, Inc.



                                   ARTICLE I

                                    OFFICES

     The Corporation shall have offices at such places both within and without the State of Rhode Island as may from time to time be determined by the board of directors or as the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     SECTION 1. PLACE OF MEETINGS. All annual meetings of the shareholders and all special meetings of the shareholders called by the president or the board of directors shall be held at such place within or without the State of Rhode Island as shall be stated in the notice of meeting. All other special meetings of the shareholders shall be held at an office of the Corporation in the State of Rhode Island.

     SECTION 2. ANNUAL MEETINGS. An annual meeting of the shareholders shall be held on the fourth Thursday in June of each year if not a legal holiday in the place where it is to be held, and if a legal holiday, then on the next day following which is not a legal holiday, beginning at 10:00 A.M. At each annual meeting, the shareholders shall elect a board of directors and shall transact such other business as may properly come before the

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the meeting. In the event of the failure to hold said annual meeting at any time or for any cause, any and all business which might have been transacted at such meeting may be transacted at the next succeeding meeting, whether special or annual.

     Section 3. Special Meetings. A special meeting of the shareholders, for any purpose or purposes, may be called by the president, the board of directors, or the holders of record of not less than one-tenth of the shares entitled to vote at such meeting. Any such call shall state the purpose or purposes of the proposed meeting.

     Section 4. Notice of Meetings. Written notice of each annual or special meeting stating the place, day and hour of the meeting (and the purpose or purposes of any special meeting) shall be given by or at the direction of the president, the secretary, or the person or persons calling the meeting to each shareholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of the meeting or any written waiver thereof.

     Section 5. Quorum. The holders of a majority of the capital shares issued, outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. If, however, such quorum shall not be present or represented at


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any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of a majority of the capital shares entitled to vote and present in person or represented by proxy, shall decide any question brought before such meeting, unless the vote of a greater number is required by law.

     Section 6. Proxies. Every shareholder entitled to vote at a meeting or to express consent without a meeting may authorize another person or persons to act for him by proxy, executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date thereof, unless otherwise provided in the proxy.

     Section 7. Consent Votes. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if all the shareholders entitled to vote thereon consent thereto in writing. In addition to the foregoing, except as

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otherwise provided by the Rhode Island Business Corporation Act (the "Act"),
any action required or permitted to be taken at a meeting of the shareholders by the Act, the articles of incorporation or these by-laws, may be taken without a meeting upon the written consent of less than all the shareholders entitled to vote thereon if the shareholders who so consent would be entitled to cast at least the minimum number of votes which would be required to take such action at a meeting at which all shareholders entitled to vote thereon are present. Prompt notice of such action shall be given to all shareholders who would have been entitled to vote upon the action if such meeting were held.

                                  Article III

                                   DIRECTORS

     Section 1. Powers. The business and affairs of the Corporation shall be managed by the board of directors.

     Section 2.  Number.  The number of directors shall be not less than one
(1) nor more than seven (7). The number constituting the initial board shall be fixed by the articles of incorporation. Thereafter, within the limits above specified, the number of directors shall be fixed by vote of the board of directors or by the shareholders at the annual meeting. If pursuant to the foregoing authority, the board of directors shall decrease the number of directors, such decrease shall not be effective with respect to the terms of directors then holding office until the next annual meeting of shareholders.

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     Section 3. Election and Term. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 5 of this Article, and each director elected shall hold office until the next annual meeting of the shareholders and thereafter until his successor is elected and qualified
(unless there shall be no successor as a result of a decrease in the number of the board of directors). Any or all of the directors may be removed with or without cause by vote of the shareholders, and any director may be removed for cause by vote of the board of directors. Directors need not be shareholders of the Corporation or residents of the State of Rhode Island.

     Section 4. Meetings. The board of directors may hold meetings, both regular and special, either within or without the State of Rhode Island. The first meeting of each newly elected board of directors shall be held at such time and place as shall be specified in a notice delivered as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors. Special meetings of the board of directors may be called by the president on two days' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two

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directors. Meetings of the directors may be held by means of a telephone conference circuit and connection to such circuit shall constitute presence at such meeting.

     Section 5. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors through less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

     Section 6. Quorum. At all meetings of the board of directors, a majority of the number of directors fixed pursuant to Section 2 of this Article shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by the Act or by the articles of incorporation.

     Section 7. Directors' Consent Vote. Any action required or permitted to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before or after such action by all of the directors, or all of the members of such committee, as the case may be.


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     Section 8.  Committees of Directors.  The board of directors may, by vote passed by a majority of the whole board, designate one or more committees, including an executive committee, each committee to consist of two or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as provided by the Act, any such committee, to the extent provided in the resolution, shall have and may exercise all the authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its proceedings and report the same to the board of directors when required.

     Section 9. Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at


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each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    NOTICES

     SECTION 1. HOW DELIVERED. Whenever under the provisions of the Act or of the articles of incorporation or of these by-laws written notice is required to be given to any person, such notice may be given by mail, addressed to such person, at his address as it appears in the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be delivered, if mailed, at the time when the same shall be deposited in the United States by mail in the State of Rhode Island. Notice may also be given by telegram or personally to any director.

     SECTION 2. WAIVERS OF NOTICE. Whenever any notice is required to be given under the provisions of the Act or of the articles of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

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     Section 3.  Specification of Business.  Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders or members of a committee need be specified in any written waiver of notice except as otherwise herein expressly provided.

                                   Article V

                                    OFFICERS

     Section 1. Number. The officers of the Corporation shall be a president, a secretary, and a treasurer. The board of directors may from time to time elect or appoint such other officers, including a chairman of the board and one or more vice presidents, assistant officers and agents and delegate and assign to them such authorities and duties, as it may deem necessary. Any two or more of the offices may be held by the same person. None of the officers need be either a shareholder or director.

     Section 2. Election and Term. The officers of the Corporation shall first be elected by its incorporator or by the initial board of directors and, thereafter, the officers of the Corporation shall be elected by the board of directors at its first meeting after the meeting of shareholders held for the election of directors. Each officer shall be elected to serve until his successor shall have been elected and shall have qualified or until his earlier death, resignation or removal as hereinafter provided. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the


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Corporation will be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 3.     Authority and Duties.    The president shall be the
principal executive officer of the Corporation and shall supervise and conduct the business and affairs of the Corporation. The other officers of the Corporation shall have the powers and shall perform the duties customarily appurtenant to their respective offices, and shall have such further powers and shall perform such further duties as shall be from time to time assigned to them.

     Section 4.     Vacancies.     A vacancy in any office because of death,
resignation, removal or otherwise may be filled by the board of directors for the unexpired portion of the term.

     Section 5. Signing of Instruments. All checks, drafts, orders, notes and other obligations of the Corporation for the payment of money, and deeds, mortgages, leases, contracts, bonds and other corporate instruments may be signed by such officer or officers of the Corporation or by such other person or persons as may from time to time be designated by general or special vote of the board of directors.

     Section 6.     Voting of Securities.    Except as the board of directors
may generally or in particular cases otherwise specify, the president or the treasurer may on behalf of the Corporation


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vote or take any other action with respect to shares of stock or beneficial interest of any other corporation, or of any association, trust or firm, of which any securities are held by the Corporation and may appoint any person or persons to act as proxy or attorney-in-fact for the Corporation, with or without power of substitution, at any meeting thereof.

                                   Article VI

                            CERTIFICATES FOR SHARES

     Section 1. Share Certificates. Certificates representing shares of the Corporation shall be in such form as shall be approved by the incorporators or by the board of directors from time to time thereafter and shall be signed by any two officers of the Corporation and shall be sealed with the seal of the Corporation or a facsimile thereof, provided that when any such certificate is countersigned by a transfer agent or by a registrar acting on behalf of the Corporation the signatures of the corporate officers and the corporate seal upon any such certificate may be facsimiles.

     Section 2. Transfers of Shares. Transfers of shares shall be registered by the Corporation (or any transfer agent acting for it) upon the surrender of the certificate or certificates therefor, duly endorsed by the appropriate person or persons or accompanied by proper evidence of succession, assignment or authority to transfer, and complying with such other requirements as are established by law.

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     Section 3. Registered Shareholders. Except as otherwise provided by law, the Corporation may treat the person registered on the books of the Corporation as the owner of shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all rights and powers of an owner; and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

     Section 4. Issue of New Certificates. In the event of the loss, theft or destruction of any certificates representing shares of the Corporation, the owner thereof shall be entitled to have new certificates, for the same number of shares, issued in lieu of said certificates so lost, stolen or destroyed, upon satisfactory proof of ownership and upon the giving of such bond or security to the Corporation to indemnify it against any loss, cost, damage or expenses which may accrue to it by reason of the issue of said certificates in lieu of the certificates so lost, stolen, destroyed, as the board of directors may deem necessary.

                                  Article VII

                                  FISCAL YEAR

     The fiscal year of the Corporation shall end on the last day of February of each year.

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                                  Article VIII

                                      SEAL

     The corporate seal shall be in the form of a circle with the name of the Corporation, the words "Incorporated Rhode Island" and the year of its incorporation inscribed therein. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                   Article IX

                                INDEMNIFICATION

Section 1. Definitions. As used herein, the following terms will have the following respective meanings:

          "Covered Act" means any act or omission of an Indemnified Person in the Indemnified Person's official capacity with the Corporation and while serving as such or while serving at the request of the Corporation as a member of the governing body, officer, employee or agent of another corporation, including, but not limited to corporations which are subsidiaries or affiliates of the Corporation, partnership, joint venture, trust, other enterprise or employee benefit plan.

     "Excluded Claim" has the meaning set forth in Section 4, hereof.

          "Expenses" means any reasonable expenses incurred by the Indemnified Person in connection with the defense of any claim made against the Indemnified Person for Covered Acts including, without being limited to, legal, accounting or investigative fees and expenses, including the expense of bonds necessary to pursue an appeal of an adverse judgement.

     "Indemnified Person" means any director or officer of the Corporation.

          "Loss" means any amount which the Indemnified Person is legally obligated to pay as a result of any claim made against the Indemnified Person for Covered Acts including, without being limited to, judgments for, and awards of, damages, amounts paid in settlement of any claim, any fine or penalty or, with respect to an employee benefit plan, any excise tax or penalty


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          "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

     Section 2. Indemnification. Subject to the exclusions hereinafter set forth, by adoption of this Article the Corporation agrees that it will indemnify the Indemnified Person against and hold the Indemnified Person harmless from any Loss or Expenses.

     Section 3. Advance Payment of Expenses. By the adoption of this Article, the Corporation agrees that it will pay the Expenses of the Indemnified Person in advance of the final disposition of any Proceeding except to the extent that the defense of a claim against the Indemnified Person is undertaken pursuant to any directors' and officers' liability insurance maintained by the Corporation. The advance payment of Expenses will be subject to the Indemnified Person's first agreeing in writing with the Corporation to repay the sums paid by it hereunder if it is thereafter determined that the Proceeding involved an Excluded Claim or that the Indemnified Person was otherwise not entitled to indemnity under this Article.

     Section 4. Exclusions. The Corporation will not be liable to pay any Loss or Expenses (an "Excluded Claim"):

          (a) For which payment is actually made to or on behalf of the Indemnified Person under such directors' and officers' liability insurance policy as may be maintained by the Corporation (except for any excess beyond the amount covered by such insurance);

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          (b)  For which the Indemnified Person is otherwise indemnified or reimbursed;

          (c) With respect to a Proceeding in which a final judgment or other final adjudication determines that the Indemnified Person is liable to the Corporation for: (i) a breach of the Indemnified Person's duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) liability imposed pursuant to the provisions of Section 7-1.1-43 of the Act; or
(iv) any transaction (other than a transaction approved in accordance with Section 7-1.1-37.1 of the Act) from which the Indemnified Person derived an improper personal benefit;

          (d) For an accounting of profits in fact made from the purchase or sale by the Indemnified Person of securities of the Corporation within the meaning of Section 16 of the Securities Exchange Act of 1934 as amended; or

          (e) If a final judgment or other final adjudication determines that such payment is unlawful.

     Section 5. Notice To Corporation; Insurance. Promptly after receipt by the Indemnified Person of notice of the commencement of or the threat of commencement of any Proceeding, the Indemnified Person will, if indemnification with respect thereto may be sought from the Corporation under these Articles, notify the Corporation of the commencement thereof. If, at the time of the

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receipt of such notice, the Corporation has any directors' and officers'
liability insurance in effect, the Corporation will give prompt notice of the commencement of such Proceeding to the insurer in accordance with the procedures set forth in the policy or policies in favor of the Indemnified Person. The Corporation will thereafter take all necessary or desirable action to cause such insurer to pay, on behalf of the Indemnified Person, all Loss and Expenses payable as a result of such Proceeding in accordance with the terms of such policies.

     Section 6. Indemnification Procedures. (a) Payments on account of the Corporation's indemnity against Loss will be subject to the Corporation's first determining that the Loss results from a claim which is not an Excluded Claim. Such a determination will be made:
          (i) By the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the Proceeding; or
          (ii) If a quorum cannot be obtained for purposes of clause (i) of this subparagraph (a), then by a majority vote of a committee of the Board duly designated to act in the matter by a majority vote of the full Board (in which designation directors who are parties to the Proceeding may participate) consisting solely of two or more directors not at the time parties to the Proceeding; or

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          (iii)     By independent legal counsel designated: (A) by the board
of directors in the manner described in clause (i) of this subparagraph (a), or by a committee of the Board established in the manner described in clause (ii) of this subparagraph (a), or (B) if the requisite quorum of the full Board cannot be obtained therefor and a committee cannot be so established, by a majority vote of the full Board (in which designation directors who are parties to the Proceeding may participate); or

          (iv)      By the shareholders.

The determination required by this subparagraph (a) will be made within 60 days of the Indemnified Person's written request for payment of a Loss, and if it is determined that the Loss is not an Excluded Claim payment will be made forthwith thereafter.

     (b) Payment of an Indemnified Person's Expenses in advance of the final disposition of any Proceeding will be made within 20 days of the Indemnified Person's written request therefor. From time to time prior to the payment of Expenses the Corporation may, but is not required to, determine (in accordance with subparagraph (a), above) whether the Expenses claimed may reasonably be expected, upon final disposition of the Proceeding, to constitute an Excluded Claim. If such a determination is pending, payment of the Indemnified Person's Expenses may be delayed up to 60 days after the Indemnified Person's written request therefor, and if it is determined that the Expenses are not an Excluded Claim, payment will be made forthwith thereafter.

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     Section 7. Settlement.  The Corporation will have no obligation to indemnify the Indemnified Person under these Articles for any amounts paid in settlement of any Proceeding effected without the Corporation's prior written consent. The Corporation will not unreasonably withhold or delay its consent to any proposed settlement. The Corporation may consent to a settlement subject to the requirement that a determination thereafter will be made as to whether the Proceeding involved an Excluded Claim or not.

     Section 8. Rights Not Exclusive. The rights provided hereunder will not be deemed exclusive of any other rights to which the Indemnified Person may be entitled under the Act, any by-law, agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in the Indemnified Person's official capacity and as to action in any other capacity while holding such office, and shall continue after the Indemnified Person ceases to serve the Corporation in an official capacity.

     Section 9. Enforcement. (a) The Indemnified Person's right to indemnification hereunder will be enforceable by the Indemnified Person in any court of competent jurisdiction and will be enforceable notwithstanding that an adverse determination has been made as provided in Section 6 hereof.

          (b) In the event that any action is instituted by the Indemnified Person under these Articles to enforce or interpret any of the terms of these Articles, the Indemnified Person will be entitled to be paid all court costs and expenses, including


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reasonable attorneys' fees, incurred by the Indemnified Person with respect to such action, unless the court determines that each of the material assertions made by the Indemnified Person as a basis for such action was not made in good faith or was frivolous.

     Section 10. Severability. If any provision of this Article is determined by a court to require the Corporation to perform or to fail to perform an act which is in violation of applicable law, this Article shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, this Article shall be enforceable in accordance with its terms.

     Section 11. Successor and Assigns. This Article will be (a) binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets) and (b) binding on and inure to the benefit of the heirs, executors, administrators, and other personal representatives of the Indemnified Person. If the Corporation sells or otherwise transfers all or substantially all of its assets to a third party, the Corporation will, as a condition of such sale or other transfer, require such third party to assume and perform the obligations of the Corporation under this Article.

     Section 12. Amendment. No amendment of this Article will be effective as to an Indemnified Person without his or her written consent.


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                                   Article X

                                   AMENDMENTS

     These by-laws may be altered, amended or repealed or new by-laws may be adopted at any annual or special meeting of the shareholders by the affirmative vote of the holders of a majority of the shares issued and outstanding and entitled to vote, provided, however, that notice of such alteration, amendment, repeal or adoption of new by-laws shall be contained in the notice of such meeting. The board of directors shall have likely authority to alter, amend, repeal or adopt new by-laws by affirmative vote of a majority of the number of directors fixed as provided in these by-laws, provided, however, that any action in that respect by the board of directors may be changed thereafter by the shareholders.



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